SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SUMTOTAL SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUMTOTAL SYSTEMS, INC.

1808 NORTH SHORELINE BLVD.

MOUNTAIN VIEW, CALIFORNIA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 23, 2005

Mountain View, California September 2, 2005

TO THE STOCKHOLDERS OF SUMTOTAL SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SUMTOTAL SYSTEMS, INC., a Delaware corporation (the “Company”), will be held on Friday, September 23, 2005 at 10:00 AM, local time, at the Company’s Corporate Headquarters, 1808 N. Shoreline Blvd., Mountain View, California 94043, for the following purposes:

1.	To elect two (2) Directors to hold office until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until such Directors’ death, resignation or removal.

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on August 23, 2005 as the record date for the determination of Stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/S/ ERIKA ROTTENBERG
Erika Rottenberg Senior Vice President, General Counsel and Secretary

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SUMTOTAL SYSTEMS, INC.

1808 NORTH SHORELINE BLVD.

MOUNTAIN VIEW, CALIFORNIA 94043

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 23, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of SumTotal Systems, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on September 23, 2005, at 10:00 A.M. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s Corporate Headquarters at 1808 North Shoreline Blvd., Mountain View, California 94043. This proxy statement and accompanying proxy card are first being mailed on or about September 2, 2005 to all Stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to Stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others so that they may forward such materials to such beneficial owners and the corresponding forwarding expenses will be reimbursed by the Company. Original solicitation of proxies by mail may be supplemented by telephone, telegram and other means by directors, officers and/or other regular employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on August 23, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had 21,217,172 shares of Common Stock outstanding and entitled to vote. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted “FOR,” “AGAINST” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposal.

Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal.

Voting Via the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your proxy statement over the Internet, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of this proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided.

Proxies; Revocability of Proxies

Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Company’s Board of Directors and which, when properly completed, will be voted as you direct. In the event no directions are specified, proxies will be voted “FOR” the nominees of the Board of Directors (Proposal 1), and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. You are urged to give direction as to how to vote your shares. You may revoke or change your proxy vote at any time before the Annual Meeting by sending a written notice of revocation or submitting another proxy card with a later date to the Secretary of the Company at the Company’s Corporate Headquarters located at 1808 North Shoreline Blvd., Mountain View, California 94043 before the beginning of the Annual Meeting. You may also revoke your proxy vote by attending the Annual Meeting and voting in person; however, the mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the prior appointment.

Stockholder Proposals

Proposals of stockholders that are intended to be included in the proxy statement and proxy relating to the 2006 Annual Meeting of Stockholders must be received by the Company not later than February 10, 2006. In addition, the Company’s bylaws provide for the timing and content of notice which stockholders must provide to the Company at the Company’s principal executive offices, for the nomination of directors or other proposals to be properly presented at a stockholder meeting. Pursuant to these provisions, notice of a nomination or proposal must be received by the Company not later than the close of business 60 days nor earlier than 90 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be received at the Company’s principal executive offices not earlier than the close of business 90 days prior to such annual meeting and not later than the close of business on the later of (i) 60 days prior to the annual meeting or, (ii) in the event the Company makes a public announcement of the date of the annual meeting fewer than 70 days prior to the annual meeting, the close of business 10 days following the day the date public announcement of the date of the meeting is made.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each serving staggered three-year terms. Vacancies on the Board of Directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A director elected to fill a vacancy shall hold office until the next election of the class of directors for which such director shall have been chosen and until such director’s successor shall have been duly elected and qualified.

As of September 2, 2005, the Company’s Board of Directors is composed of eight members. There are two Class I directors, Jack L. Acosta and Vijay Vashee, whose terms of office expire in 2005. Both of these nominees for election to this class are currently directors of the Company, and both are members of the Company’s Audit Committee. Each of Mr. Acosta and Mr. Vashee has been recommended by the Governance and Nominating Committee for inclusion on the proxy card. (see “Board Committees and Meetings”). If elected at the Annual Meeting, Messrs. Acosta and Vashee will serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until such directors’ death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Messrs. Acosta and Vashee have agreed to serve if elected, and management has no reason to believe that they will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. The two nominees for director who receive the highest number of affirmative votes shall be elected as directors. Votes withheld from a nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See “INFORMATION CONCERNING SOLICITATION AND VOTING—Quorum; Abstentions; Broker Non-Votes.”

Set forth below is biographical information for each nominee and each person whose term of office as a director will continue after the Annual Meeting, as well as biographical information for our executive officers. There is no family relationship between any director or executive officer of the Company.

Class I Nominees for Election for a Three-Year Term Expiring at the 2008 Annual Meeting

Jack Acosta, 58, has served as a member of the Board of Directors of SumTotal Systems and as chair of SumTotal Systems’ Audit Committee since the Company’s inception in March 2004. He served as a member of the Board of Directors of Docent, Inc. (“Docent”), the company that was merged into Click2learn, Inc. (“Click2learn”), the Company’s predecessor, from April 2003 until March 2004. He also currently serves on the Board of Directors of Savi Technology, Inc., BenefitStreet, Inc. and Integral Development. Mr. Acosta served as Chief Financial Officer and Vice President, Finance for Portal Software, a financial software company, from February 1999 until September 2001. In addition, Mr. Acosta served as Secretary for Portal Software from February 1999 through April 1999. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer for Sybase, Inc., a database company. From December 1994 until July 1996, Mr. Acosta served as Vice President, Engineering Services, Integration and Business Management of Sybase. From March 1993 until December 1994, Mr. Acosta served as President, Chief Operating Officer and a director of Tanon Manufacturing, Inc., a manufacturing and engineering services company. Prior to March 1993, Mr. Acosta held various management positions at Ungermann-Bass Inc., Atari, Inc., Diablo Systems, Inc. and Ford Motor Company.

Vijay Vashee, 55, has served as a member of the Board of Directors of SumTotal Systems and as a member of SumTotal Systems’ Audit Committee since the Company’s inception in March 2004. He served as a director of Click2learn from July 2001 until March 2004. From 1982 until October 2001, Mr. Vashee served in various senior marketing, product management and executive positions at Microsoft, including as General Manager for Microsoft Project from 1988 to 1992 and as General Manager for Power Point from 1992 to 1997. Mr. Vashee holds a B. Tech EE from IIT Bombay, an MSEE from Cornell University, and an MBA from the University of Chicago. Mr. Vashee is the Chairman and was founding President of The Indus Entrepreneurs, Seattle and previously served as a board member of IntelliPrep prior to its acquisition by Click2learn in May 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF

MESSRS. ACOSTA AND VASHEE AS CLASS I DIRECTORS OF THE COMPANY.

Class II Directors Continuing in Office Until the 2006 Annual Meeting

John Coné, 54, has served as a member of the Board of Directors of SumTotal Systems and as chair of SumTotal Systems’ Compensation Committee and a member of the Governance and Nominating Committee since the Company’s inception in March 2004. He served as a director of Click2learn from May 2002 to March 2004. He currently is a consultant and author in the field of organization learning and has served as Chairman and President of the American Society of Training and Development (ASTD) in 2002 and 2003, respectively. From July 1995 until his retirement in August 2001 he served as Vice President of Learning & Development for Dell Inc. Prior to Dell, he served as Chief Learning Officer and Vice President of Human Resources for Sequent Computer Systems Inc. a computer hardware and software company, from June 1991 to June 1995. Prior to Sequent, he served as Director of Corporate Educational Services for Motorola from February 1988 to May 1991, where he was a founder and creator of Motorola University in 1990. In 2002, Mr. Coné served as the chair of ASTD and on the Board of Storied Learning, a privately-held e-Learning content company.

Donald E. Fowler, 67, has served as chair of the Board of Directors of SumTotal Systems and as a member of SumTotal Systems’ Compensation and Governance and Nominating Committee since the Company’s inception in March 2004. Mr. Fowler served as a member of the Board of Directors of Docent from January 2003 to March 2004, and was a member of Docent’s Audit and Governance and Nominating Committees during the same period. He has recently served on the boards of ADAC Laboratories and TelCom Semiconductor, and now serves on the board of Storage Engine, Inc. Mr. Fowler is involved with various private companies, through advisory or board memberships, served as CEO of eT Communications from 1996 to 1998 and served as interim CEO of several companies between 1996 and 2002. Mr. Fowler was Senior Vice President at Tandem Computers, a company that manufactured fault-tolerant computers, from 1986 to 1996. Mr. Fowler also served in executive capacities with Bechtel Group 1976 to 1986, and IBM from 1965 to 1976. Mr. Fowler received a B.S. in Mathematics and an M.B.A from the University of Washington in Seattle.

Ali Kutay, 50, has served as a member of the Board of Directors of SumTotal Systems. and as a member of SumTotal Systems’ Audit and Governance and Nominating Committees since the Company’s inception in March 2004. He served as a member of the Board of Directors of Docent from April 2000 to March 2004; as a member of Docent’s Audit Committee from April 2000 until March 2004; and as a member of Docent’s Governance Committee from January 2003 until March 2004. From June 2004 through the present, Mr. Kutay has served as Chief Executive Officer and President of Golden Gate Software, Inc., a transactional data management company. From 1998 to 2003 Mr. Kutay was the Chairman and Chief Executive Officer of AltoWeb, Inc., a provider of e-business infrastructure software. From 1997 to 1998 he was a director, and subsequently President and Chief Executive Officer of WebLogic, Inc., a Java-based application server company, which was merged with BEA Systems, Inc. in 1998. Previously he was the President and CEO of Lockheed Martin Corporation’s Commercial Software Business Unit, Formtek, from 1990 to 1997. At Formtek, Mr. Kutay served in various roles including as its President and Chief Executive Officer from 1985 until 1989. Mr. Kutay holds a B.S. and M.S. degree in Engineering from Middle East Technical University and has completed graduate work at Carnegie Mellon University.

Class III Directors Continuing in Office Until the 2007 Annual Meeting

R. Andrew Eckert, 44, has served as Chief Executive Officer and a member of the Board of Directors of SumTotal Systems since the Company’s inception in March 2004. Previously, Mr. Eckert served as President of Docent from 2001 until March 2004, Chief Executive Officer from April 2002 until March 2004 and a director from May 2002 until March 2004. Mr. Eckert joined Docent in December 2001 as Chief Operating Officer and President. From 2000 until joining Docent, Mr. Eckert worked as an independent consultant. From 1990 to 2000, Mr. Eckert held numerous executive and director positions at ADAC Laboratories, a medical products company. Mr. Eckert was elected a director at ADAC Laboratories in 1996 and Chair of the Board in 1999, and served in this capacity until 2000. Mr. Eckert also served as Chief Executive Officer of ADAC Laboratories from 1997 to 2000. Prior to joining ADAC Laboratories, Mr. Eckert worked in the venture capital and investment banking industries with Summit Partners and Goldman Sachs & Co., respectively. Mr. Eckert is a member of the Boards of Directors of Connetics Corporation and Varian Medical Systems, Inc. He holds a B.S. degree in industrial engineering and an M.B.A. from Stanford University.

Sally Narodick, 60, has served as a member of the Board of Directors of SumTotal Systems and as chair of SumTotal Systems’ Governance and Nominating Committee and a member of the Compensation Committee since the Company’s inception in March 2004. She served as Lead Director of Click2learn from December 2002 to March 2004 and as a director from May 1999 to March 2004. From September 2000 to March 2001, she worked with Click2learn’s management team advising on mergers and acquisitions, in addition to working with other non-competitive e-Learning companies. From October 1998 to September 2000, she was President and CEO of Apex Learning Inc., which provides e-Learning courses to high school students. Prior to that, she was Chair and CEO of Edmark Corporation, a publicly held educational software company, from 1989 until June 1996. From December 1996 through October 1998, she was an educational technology consultant working primarily for the Consumer Software Division of IBM. Ms. Narodick is a director of Penford Corporation, a provider of specialty natural ingredient systems for various applications; Solutia, Inc., a publicly held specialty chemical company, where she is also a member of the company’s Audit Committee; Puget Energy, a publicly held gas and electric utility, where she chairs the Audit Committee; and Cray Inc., a global supercomputer leader, where she is also a member of the company’s Audit Committee.

Kevin Oakes, 41, has served as President and as a member of the Board of Directors of SumTotal Systems since the Company’s inception in March 2004. He served as a director of Click2learn from September 1997, Chief Executive Officer from January 2000 and as Chairman of the Board from May 2001 until March 2004. Mr. Oakes had been President of Click2learn since joining the company in September 1997. Prior to that time, Mr. Oakes was the President of each of Oakes Interactive, a custom content development company, Acorn Associates, an e-Learning consulting firm and TopShelf Multimedia, a reseller of e-Learning titles which he founded in March 1993, January 1996 and March 1997, respectively, and each of which Click2learn acquired in September 1997. Prior to 1993, Mr. Oakes held positions at The Minnesota Mutual Life Insurance Company and Fidelity Investments. Mr. Oakes also serves on the Board of Directors of the American Society of Training & Development (ASTD), where he will serve as Chair in 2006, and Development Dimensions International (DDI), a privately-held HR training firm.

In connection with the Company’s pending acquisition of Pathlore Software Corporation and related obligation to appoint Steve Thomas of Pathlore to the Company’s Board, the Board has adopted two resolutions, effective and contingent upon the closing of the acquisition of Pathlore, to increase the authorized number of directors of the Company to nine (9) and to appoint Mr. Thomas to the Board as a Class III Director. Unless the Company’s obligation to appoint Mr. Thomas is waived by Pathlore prior to the time the acquisition of Pathlore is consummated or Mr. Thomas declines such nomination, Mr. Thomas will be, upon consummation of the acquisition, a Class III director.

Executive Officers

David Crussell, 43, has served as Executive Vice President of Operations of SumTotal Systems since October 2004 and as Senior Vice President of Operations from the Company’s inception in March 2004 until October 2004. He previously served as Senior Vice President, Worldwide Operations of Docent from March 2002 to March 2004. From 2001 to 2002, Mr. Crussell was Chief Operating Officer and Vice President of Sales for Steelpoint Technologies, Inc, a Web-based content management software company. From 1994 to 2001, Mr. Crussell held numerous executive positions at ADAC Laboratories, including Sr. Vice President and General Manager of the Radiation Therapy Planning Software Division. From 1986 to 1994, Mr. Crussell held numerous managerial positions at GE Medical Systems, including Software Development Manager. Mr. Crussell holds a B.S. in Mathematics with Computer Science from Southampton University.

Sanjay Dholakia, 35, has served as Senior Vice President of Marketing and Alliances for SumTotal Systems since the Company’s inception in March 2004. He served as Vice President of Marketing and Business Development of Docent from February 2002 until March 2004. Mr. Dholakia joined Docent in February 2001 as Director of Corporate Business. From April to December 2000, he served as Director of Business Development and acting COO for a portfolio company within Walker Digital, a business incubation and intellectual property firm. From 1997 to 2000, Mr. Dholakia served as an Engagement Manager at McKinsey & Company, a management consulting firm. From 1991 to 1995, he served as a Senior Consultant at Andersen Consulting, a management and technology services organization. Mr. Dholakia holds a B.S. from the Wharton School and an M.B.A. from the Kellogg School of Management.

Sudheer Koneru, 37, has served as Senior Vice President of International Operations for SumTotal Systems since the Company’s inception in March 2004. He served as Chief Operating Officer of Click2learn from January 2003 to March 2004, as Executive Vice President, Customer Services from January 2002 until January 2003 and as Executive Vice President, Products and Strategy from May 2001 until January 2002. Prior to joining Click2learn, he served as Chief Executive Officer of IntelliPrep Technologies, Inc., which he co-founded in 2000, until IntelliPrep was acquired by Click2learn in May 2001. Prior to IntelliPrep, Mr. Koneru served in various positions at Microsoft Corporation since 1992, most recently as Director/Product Unit Manager for the consumer Windows division from 1998 to 2000.

Neil J. Laird, 53, has served as Executive Vice President and Chief Financial Officer of SumTotal Systems since October 2004 and was Senior Vice President and Chief Financial Officer from the Company’s inception in March 2004 until October 2004. He served as Senior Vice President and Chief Financial Officer of Docent from August 2002 until March 2004. From April until June 2002, Mr. Laird was Chief Financial Officer of Novasonics, Inc., a privately held medical products company. From 1999 to 2001, Mr. Laird was Senior Vice President and Chief Financial Officer of ADAC Laboratories. From 1998 to 1999, Mr. Laird held various executive positions at Coherent Medical Group, a medical laser company. From 1997 to 1998, Mr. Laird was an independent consultant. From 1980 to 1997, Mr. Laird held various executive and managerial financial positions at Measurex Corporation, including Vice President-Corporate Controller. Mr. Laird holds an M.A. degree in economics from Cambridge University and is a United Kingdom Chartered Accountant.

Erika Rottenberg, 43, has served as Senior Vice President, General Counsel and Secretary of SumTotal Systems since the Company’s inception in March 2004. Prior to joining SumTotal Systems, Ms. Rottenberg held various positions at Creative Labs, Inc., a wholly-owned subsidiary of Creative Technology Ltd., a digital entertainment and computer peripheral company, including serving as Vice President, Strategic Development and as General Counsel. From 1992 to 1996, Ms. Rottenberg was associated with the law firm of Cooley Godward in its Silicon Valley offices, where she practiced corporate and employment law for technology companies. Ms. Rottenberg holds a juris doctor degree from Boalt Hall School of Law, University of California, Berkeley and a B.S. degree in education from the State University of New York at Geneseo.

Srinivasan Chandrasekar, 36, served as Senior Vice President of Engineering for SumTotal Systems from the Company’s inception in March 2004 until January 2005. He had served as Executive Vice President, Products and Strategy of Click2learn from January 2003 through March 2004, and as Senior Vice President, Technology from May 2001 until January 2003. Mr. Chandrasekar was a co-founder of IntelliPrep Technologies, Inc. an enterprise learning software company, and served as its Chief Technology Officer from March 2000 until IntelliPrep was acquired by Click2learn in May 2001. From 1993 to March 2000, he served in various positions at Microsoft in both managerial and technical leadership, including as head of Microsoft’s Metadirectory product development group from September 1999 to March 2000.

CORPORATE GOVERNANCE

Board Committees and Meetings

During the fiscal year ended December 31, 2004, the Board of Directors held five meetings. The Board has determined that Messrs. Acosta, Coné, Fowler, Kutay, and Vashee and Ms. Narodick are independent under the listing standards of the Nasdaq Stock Market. The Board maintains an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

The Audit Committee, serving under a written charter adopted by the Board, oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee also assists the Board in its oversight of (1) the Company’s financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditors, and (4) compliance with the Company’s code of ethics for senior financial officers and procedures for the submission and treatment of complaints or concerns regarding financial matters. The Audit Committee, which during the fiscal year ended December 31, 2004 was composed of Messrs. Acosta, Kutay and Vashee, held six meetings from the Company’s inception through December 31, 2004. Mr. Acosta served as Chair of the Audit Committee. The Board of Directors has determined that Mr. Acosta is an Audit Committee financial expert (as currently defined under applicable SEC rules). All members of the Audit Committee are independent (as currently defined under the listing standards of the Nasdaq Stock Market).

The Compensation Committee, serving under a written charter adopted by the Board, discharges the responsibilities of the Board relating to (1) compensation of the Company’s executive officers and directors, (2) establishing performance goals for and reviewing the performance of the Company’s Chief Executive Officer and (3) administration of the Company’s equity incentive plans. The Compensation Committee has overall responsibility for approving and evaluating executive officer compensation plans, policies and programs of the Company. The Compensation Committee, which during the fiscal year ended December 31, 2004 was composed of Messrs. Coné and Fowler and Ms. Narodick, held three meetings from the Company’s inception through December 31, 2004. Mr. Coné served as Chair of the Compensation Committee. All members of the Compensation Committee are independent (as currently defined under the listing standards of the Nasdaq Stock Market).

The Governance and Nominating Committee, serving under a written charter adopted by the Board of Directors (1) develops, updates as necessary and recommends to the Board corporate governance principles and policies applicable to the Company, (2) monitors compliance with such principles and policies, (3) identifies individuals qualified to become members of the Board and (4) approves and recommends to the Board director candidates. The Governance and Nominating Committee, which during the fiscal year ended December 31, 2004 was composed of Messrs. Coné, Fowler and Kutay and Ms. Narodick, held one regularly scheduled meeting and numerous ad hoc meetings from the Company’s inception through December 31, 2004. Ms. Narodick served as Chair of the Governance and Nominating Committee. All members of the Governance and Nominating Committee are independent (as currently defined under the listing standards of the Nasdaq Stock Market).

The charter of the Governance and Nominating Committee requires the Committee to develop and periodically review and recommend to the Board appropriate revisions to the Director Selection Guidelines. The following guidelines have been adopted by the Board upon the recommendation of the Governance and Nominating Committee: when considering potential director candidates for nomination or election, directors should consider the following qualifications, among others, of each director candidate: (1) high standard of personal an professional ethics, integrity and values; (2) training, experience and ability at making and overseeing policy in business, government and/or education sectors; (3) willingness and ability to keep an open mind when considering matters affecting interests of the Company and its constituents; (4) willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership; (5) willingness and ability to serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs; (6) willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents; (7) willingness to act in the best interests of the Company and its constituents, and objectively assess Board, committee and management performance. The Board believes that its effectiveness depends on the overall mix of the skills and characteristics of its directors. Accordingly, the following factors, among others, relating to overall Board composition should be considered when determining Board needs and evaluating director candidates to fill such needs: (1) independence; (2) diversity (e.g. age, geography, professional, other); (3) professional knowledge; (4) industry knowledge (e.g. relevant industry or trade association participation); (5)

skills and expertise (e.g. accounting or financial); (6) leadership qualities; (7) public company board and committee experience; (8) non-business-related activities and experience (e.g. academic, civic, public interest); (9) Board continuity (including succession planning); (10) Board size; (11) number and types of committees, and committee sizes; and (12) legal and NASDAQ Stock Market requirements and recommendations, and other corporate governance-related guidance regarding Board and committee composition (including matters such as financial literacy or financial expertise).

It is the policy of the Governance and Nominating of the Board of Directors to consider both recommendations and nominations for candidates to the Board of Directors from Stockholders. A Stockholder who desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to the Company’s Secretary, 1808 N. Shoreline Boulevard, Mountain View, California 94043, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock. A stockholder who instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 5 of the Amended and Restated Bylaws and the rules and regulations of the Securities and Exchange Commission. To be timely, such Stockholder’s notice must be delivered to or mailed and received by the secretary of the Company not less than one hundred twenty (120) days prior to the date of the Company’s proxy statement released to Stockholders in connection with the Company’s previous year’s annual meeting of Stockholders. To be in proper form, a Stockholder’s notice to the Company Secretary shall set forth: the name and address of the Stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed; a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice; if applicable, a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder; such other information regarding each nominee or each matter of business to be proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and if applicable, the consent of each nominee to serve as director of the Company if so elected.

During the fiscal year ended December 31, 2004, each Board member attended at least 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively.

The charters for each of the above Committees, the Company’s Business Practice Policy, Code of Ethics and Whistleblower Policy which includes information concerning direct communication with the Chairman of the Audit Committee, are posted on the Company’s web site at: www.sumtotalsystems.com.

It is the Company’s policy to strongly encourage all Directors to attend the Company’s Annual Meeting.

Stockholder Communications with the Board

Stockholders may contact any of our directors by writing to them by mail or express mail c/o SumTotal Systems, Inc., 1808 N. Shoreline Blvd., Mountain View, CA 94043. Employees and others who wish to contact a member of the Audit Committee to report questionable accounting or auditing matters may report such concerns on an anonymous basis, as set forth in the Company’s “Whistleblower” Policy & Procedure for the Anonymous Reporting, Receipt, Treatment and Retention of Concerns to the SumTotal Systems, Inc. Board of Directors’ Audit Committee Members or Executive Staff, which is posted on the Company’s web site under Investor Relations – Corporate Governance.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of June 30, 2005:

•	each stockholder who is known by us to own beneficially more than 5% of our Common Stock;
•	each of our Chief Executive Officer and our other four most highly compensated executive officers (“Named Executive Officers”) as of December 31, 2004;
•	each of our non-employee directors; and
•	all of our non-employee directors and Named Executive Officers as a group.

Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of our Common Stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Applicable percentage ownership is based on 21,185,916 shares of Common Stock outstanding as of June 30, 2005, and options exercisable within sixty days of that date. In computing the number and percentage of shares beneficially owned by each person, shares of Common Stock subject to options currently exercisable, or exercisable within sixty days of June 30, 2005, are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Paul G. Allen (2) 505 5th Ave., Suite 900 Seattle, WA 98104	2,053,429	9.69%
Norwest Venture Partners VI, LP (3) 525 University Avenue, Suite 800 Palo Alto, CA 94301	1,917,286	9.05%
Palo Alto Investors (4) 470 University Ave. Palo Alto, CA 94301	1,704,167	8.04%
Perry Corporation (5) 599 Lexington Avenue New York, NY 10022	1,429,962	6.75%
Neil Gagnon (6) 1370 Avenue of the Americas, Suite 2002 New York, NY 10019	1,264,836	5.97%
R. Andrew Eckert (7)	703,412	3.25%
Kevin Oakes (8)	560,327	2.63%
David Crussell (9)	319,357	1.51%
Sudheer Koneru (10)	196,793	*
Neil Laird (11)	244,409	1.16%
Ali Kutay (12)	39,962	*
Donald Fowler (13)	34,195	*
Vijay Vashee (14)	23,252	*
Jack Acosta (15)	22,822	*
Sally Narodick (16)	19,296	*
John Coné (17)	17,173	*
All Named Executive Officers and Non-Employee Directors as a group (18)	2,180,998	9.59%

*	Represents beneficial ownership of less than one percent of the Common Stock.

(1)	This table is based on information supplied by the Named Executive Officers, directors and principal stockholders, Schedules 13-G and 13G(A) filed with the SEC, and the Company’s register of stockholders.

(2)	Based the Company’s register of stockholders as of June 30, 2005. Includes 164,539 shares deemed to be beneficially owned by Mr. Allen, held of record by Vulcan Ventures, Inc., 505 5th Ave., Suite 900, Seattle, WA 98104, of which Mr. Allen is the sole stockholder.

(3)	Based on the Company’s register of stockholders as of June 30, 2005 and Schedule 13G filed by Norwest Venture Partners VI, LP (“NVP VI”) with the SEC for the period ended December 31, 2004. NVP owned of record 1,917,286 shares of common stock and claimed sole voting and dispositive power over 1,917,286 shares. This amount represents 8.91% of the Company’s total shares of common stock outstanding as of March 31, 2005. NVP VI has no rights to acquire additional shares through the exercise of options or otherwise. Itasca VC Partners VI, LLP (“Itasca VC VI”), the General Partner of NVP VI, also claimed sole voting and dispositive power over 1,917,286 shares. Mr. George J. Still, Jr., Mr. John P. Whaley and Mr. Promod Haque, managing partners of Itasca VC VI, each claimed shared voting and dispositive power over 1,917,286 shares. Mr. Still owns an additional 824 shares held in his individual capacity, Mr. Whaley owns an additional 823 shares held in his individual capacity, and Mr. Haque owns an additional 824 shares held in his individual capacity and each claims sole voting and dispositive power over such additional shares.

(4)	Based on Schedule 13G(A) filed by Palo Alto Investors with the SEC for the period ended December 31, 2004. Palo Alto Investors, Palo Alto Investors LLC and William Leland Edwards each claimed shared voting and dispositive power over 1,704,167 shares. This amount represents 7.92% of the Issuer’s total shares of common stock outstanding as of March 31, 2005. MicroCap Partners, L.P. claimed shared voting and dispositive power over 1,293,414 shares. MicroCap Partners, L.P. disclaimed that it is the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of such shares.

(5)	Based on Schedule 13G(A) filed by Perry Corp. with the SEC for the period ended December 31, 2004. Perry Corp. and Richard C. Perry each claimed sole voting and dispositive power over 1,429,962 shares. This amount represents 6.64% of the Issuer’s total shares of common stock outstanding as of March 31, 2005. Mr. Perry disclaimed any beneficial ownership interest of the shares held by any fund for which Perry Corp. acts as the general partner and/or investment adviser, except for that portion of such shares that relates to his economic interest in such shares.

(6)	Based on Schedule 13G(A) filed by Neil Gagnon with the SEC for the period ended December 31, 2004. As of December 31, 2004, Mr. Gagnon beneficially owned 1,264,836 shares, which amount included (i) 252,492 shares beneficially owned by Mr. Gagnon over which he claimed sole voting power and sole dispositive power; (ii) 10,380 shares beneficially owned by Mr. Gagnon over which he claimed sole voting power and shared dispositive power; (iii) 137,507 shares beneficially owned by Lois Gagnon, Mr. Gagnon’s wife, over which he claimed shared voting power and shared dispositive power; (iv) 11,910 shares beneficially owned jointly by Mr. Gagnon and his wife, over which Mr. Gagnon claimed shared voting power and shared dispositive power; (v) 51,775 shares held by the Lois E. and Neil E. Gagnon Foundation (the “Foundation”), of which Mr. Gagnon is a trustee and over which he claimed shared voting power and shared dispositive power; (vi) 50,843 shares held by the Gagnon Family Limited Partnership (the “Partnership”) of which Mr. Gagnon is a partner and over which he claimed shared voting power and shared dispositive power; (vii) 41,036 shares held by the Gagnon Grandchildren Trust (the “Trust”) over which Mr. Gagnon claimed shared dispositive power but no voting power; (viii) 155,230 shares held by a hedge fund (of which Mr. Gagnon is a general partner) over which Mr. Gagnon claimed sole dispositive power and sole voting power; (ix) 1,713 shares held by the Gagnon Securities LLC P/S Plan (the “Plan”) (of which Mr. Gagnon is a trustee) over which Mr. Gagnon claimed sole dispositive power and sole voting power; (x) 1,299 shares held by the Plan over which Mr. Gagnon claimed shared dispositive power and sole voting power; and (xi) 550,651 shares held for certain customers of Gagnon Securities LLC (of which Mr. Gagnon is the Managing Member and the principal owner) over which Mr. Gagnon claimed shared dispositive power but no voting power.

(7)	Includes 100,000 shares of restricted stock, granted on May 26, 2005 and which vests over a three-year period, and 602,436 shares that Mr. Eckert has the right to acquire within sixty (60) days after June 30, 2005.

(8)	Includes 75,000 shares of restricted stock, granted on May 26, 2005 and which vests over a three-year period, and 282,788 shares that Mr. Oakes has the right to acquire within sixty (60) days after June 30, 2005.

(9)	Includes 50,000 shares of restricted stock, granted on May 26, 2005 and which vests over a three-year period, and 219,357 shares that Mr. Crussell has the right to acquire within sixty (60) days after June 30, 2005.

(10)	Includes 142,604 shares that Mr. Koneru has the right to acquire within sixty (60) days after June 30, 2005.

(11)	Includes 50,000 shares of restricted stock which vests over a three-year period granted on May 26, 2005 and 179,409 shares that Mr. Laird has the right to acquire within sixty (60) days after June 30, 2005

(12)	Includes 39,962 shares that Mr. Kutay has the right to acquire within sixty (60) days after June 30, 2005.

(13)	Includes 24,195 shares that Mr. Fowler has the right to acquire within sixty (60) days after June 30, 2005.

(14)	Includes 10,000 shares that Mr. Vashee has the right to acquire within sixty (60) days after June 30, 2005.

(15)	Includes 22,822 shares that Mr. Acosta has the right to acquire within sixty (60) days after June 30, 2005.

(16)	Includes 19,296 shares that Ms. Narodick has the right to acquire within sixty (60) days after June 30, 2005.

(17)	Includes 12,391 shares that Mr. Coné has the right to acquire within sixty (60) days after June 30, 2005.

(18)	Includes 1,555,260 shares that Named Executive Officers and Directors have the right to acquire within sixty (60) days after June 30, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2004, all of the Company’s executive officers, non-employee directors and greater than ten percent (10%) stockholders complied with applicable Section 16(a) filing requirements.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002 compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, and its other four most highly compensated executive officers at December 31, 2004 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation (1)			Long-Term Compensation Awards
		Salary ($)		Bonus ($)(2)	Securities Underlying Options (#)
R. Andrew Eckert (3) Chief Executive Officer	2004 2003 2002	$277,083 — —	(5)	$90,550 — —	150,000 — —
Kevin Oakes (4) President	2004 2003 2002	$295,542 250,000 228,846		$64,614 — —	100,000 0 60,930
Sudheer Koneru (4) Senior Vice President, International Operations	2004 2003 2002	$211,725 190,000 176,558		$36,184 — —	85,000 31,880 20,323

David Crussell (3) Executive Vice President, Operations	2004 2003 2002	$187,153 — —	(6)	$42,704 — —	60,000 — —

Neil Laird (3) Executive Vice President, Chief Financial Officer	2004 2003 2002	$182,639 — —	(7)	$41,668 — —	75,000 — —

(1)	As permitted by rules promulgated by the SEC, no amounts are shown for “perquisites” as such amounts for each Named Executive Officer do not exceed the lesser of 10% of the sum of such executive’s salary plus bonus or $50,000.

(2)	Bonus totals for 2004 includes bonuses earned for fiscal year 2004 but paid in fiscal year 2005.

(3)	Messrs. Eckert, Crussell and Laird joined SumTotal Systems on the date of its formation, March 19, 2004, as its Chief Executive Officer, Senior Vice President of Operations, and Senior Vice President and Chief Financial Officer, respectively.

(4)	Mr. Oakes was the Chief Executive Officer and Mr. Koneru was the Chief Operating Officer of SumTotal Systems’ predecessor company, Click2learn, Inc. from January 1, 2004 to March 18, 2004.

(5)	The 2004 salary figure for Mr. Eckert represents the salary paid from March 19, 2004 until December 31, 2004, and does not include his compensation from January 1, 2004 to March 18, 2004, during which time he was employed by Docent, the company that was acquired by Click2learn. His salary for fiscal year 2004 was $350,000 on an annualized basis.

(6)	The 2004 salary figure for Mr. Crussell represents the salary paid from March 19, 2004 until December 31, 2004, and does not include his compensation from January 1, 2004 to March 18, 2004, during which time he was employed by Docent, the company that was acquired by Click2learn. From March 19, 2004 through October 25, 2004, his salary was $225,000 on an annualized basis and $140,625 for the period. From October 26, 2004 through December 31, 2004, his salary was $275,000 on an annualized basis and $46,528 for the period.

(7)	The 2004 salary figure for Mr. Laird represents the salary paid from March 19, 2004 until December 31, 2004, and does not include his compensation from January 1, 2004 to March 18, 2004, during which time he was employed by Docent, the company that was acquired by Click2learn. From March 19, 2004 through October 25, 2004, his salary was $225,000 on an annualized basis and $140,625 for the period. From October 26, 2004 through December 31, 2004, his salary was $250,000 on an annualized basis and $42,014 for the period.

Compensation of Non-Employee Directors

In fiscal 2004, the Company paid fees to each of its Non-Employee Directors for their services as Directors according to the standard arrangements approved by the Board of Directors on April 14, 2004:

	Annual Retainer	Compensation per Meeting	# of Meetings	# of Annual Stock Options	Vesting of Stock Options
Board Chair	$2,500	$3,000	5	10,000	1 year/monthly vesting; full acceleration upon Change of Control

Board Members		$3,000	5	10,000	1 year/monthly vesting; full acceleration upon Change of Control

Audit Committee Members		$500	5

Audit Committee Chair		$500	10

Compensation Committee Members (incl. Chair)		$500

Governance and Nominating Committee Members (incl. Chair)		$500

Consideration for the Company’s Board members for fiscal year 2005 remains the same, with the following exceptions: the Board Chair shall receive a $7,500 retainer fee, the Audit Committee Chair shall receive a $5,000 retainer fee, the Compensation Committee Chair shall receive a $3,000 retainer fee, and the Governance and Nominating Committee Chair shall receive a $2,000 retainer fee. Additionally, all Board and Committee members participating in telephonic Board or Committee meetings shall receive a $500 phone meeting fee for each such meeting.

OPTION GRANTS IN LAST FISCAL YEAR

In fiscal 2004, the Company granted nonqualified stock options to its Named Executive Officers under the 2004 Equity Incentive Plan, (the “2004 Equity Plan”). The following tables show for the fiscal year ended December 31, 2004 certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees In Fiscal Year (2)	Exercise Price Per Share (3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
					5% ($)	10% ($)
R. Andrew Eckert	150,000	5.95%	$7.62	4/14/2014	$630,168.15	$1,552,134.21

Kevin Oakes	100,000	3.97%	$7.62	4/14/2014	$420,112.10	$1,034,756.14

David Crussell	60,000	2.38%	$7.62	4/14/2014	$252,067.26	$620,853.68

Sudheer Koneru	60,000	2.38%	$7.62	4/14/2014	$252,067.26	$620,853.68
	25,000	0.99%	$7.60	4/21/2014	$104,752.36	$258.010.06

Neil Laird	75,000	2.97%	$7.62	4/14/2014	$315,084.08	$776,067.11

(1)	Options for new employees generally have a four-year vesting schedule and generally vest 25% on the first anniversary date of the grant and then monthly thereafter. Subsequent options generally also have a four-year vesting schedule and generally vest 25% on the six-month anniversary date of the grant and then monthly thereafter. However, on May 31, 2005, the Board approved the acceleration of vesting of certain unvested and “out-of-the-money” stock options with exercise prices equal to or greater than $5.60 per share previously awarded to its employees, including its Section 16 officers, under each of the Company’s equity compensation plans. This approval was based on a recommendation of the Compensation Committee of the Board of Directors, which consists entirely of independent directors, and reflected an approximate 10% premium over the average closing price of the Company’s common stock over the 90 days preceding May 31, 2005.

(2)	Based on options to purchase an aggregate total of 2,521,360 shares of the Company’s Common Stock granted to employees of the Company in fiscal year 2004, including the Named Executive Officers.

(3)	The exercise price of the options is equal to the fair market value of the Company’s Common Stock on the date of grant.

(4)	The potential realizable value is based on the term of the option at the time of grant (which is generally ten years). The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. These amounts represent certain assumed rates of appreciation, in accordance with rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock, and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all Stockholders.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
R. Andrew Eckert	0	0	364,885	307,772	$257,728.53	$228,464.96

Kevin Oakes	0	0	199,454	83,334	$166,948.20	$0

David Crussell	0	0	122,697	142,455	$103,293.76	$118,146.28

Sudheer Koneru	0	0	58,221	95,674	$53,433.04	$35,534.70

Neil Laird	0	0	91,264	137,603	$187,880.56	$164,914.49

(1)	Represents the closing market price of the Company’s Common Stock at December 31, 2004 ($5.25) less the exercise price of the options.

EQUITY COMPENSATION PLAN SUMMARY

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options as of December 31, 2004	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans as of December 31, 2004
Equity compensation plans approved by stockholders (1)	5,975,907	$8.39	1,651,832

(1)	SumTotal Systems’ 2004 Equity Plan, Docent’s 1997 Stock Option Plan (the “Docent 1997 Plan”), Docent’s 2000 Omnibus Equity Incentive Plan (the “Docent 2000 Plan”), Click2learn’s 1995 Combined Incentive and Nonqualified Stock Option Plan (the “Click2learn 1995 Plan”), Click2learn’s 1998 Equity Incentive Plan (the “Click2learn 1998 Plan”), Click2learn’s 1998 Directors’ Stock Option Plan (the “Click2learn 1998 Directors’ Plan”), Intelliprep Technologies, Inc. 2000 Equity Incentive Plan (“Intelliprep Plan”). The only plan under which shares were issued from March 19, 2004 and thereafter is the 2004 Equity Plan.

Change of Control Agreements

The Company has entered into change of control agreements with each of its executive officers and certain other key employees that provide that, if the executive’s employment with the Company and its subsidiaries is involuntarily terminated without cause (as defined in the change of control agreements) within twelve months following the occurrence of a change of control (as defined in the change of control agreements), or if the executive voluntarily terminates his employment within three months of the occurrence of an event constituting good reason (as defined in the change of control agreements) and on account of an event constituting good reason within twelve months following the occurrence of a change of control, the executive will be entitled to (i) twelve months base salary, (ii) 100% of executive’s annual target bonus, (iii) continued health insurance coverage for twelve months following the date of termination and (iv) full vesting of any outstanding options or restricted stock held by the executive at the time of termination. As a condition of receipt of benefits, the executive must comply with all of the terms of the change of control agreement, including an agreement not to solicit employees of the Company or perform services for a competitor of the Company for one year following the executive’s termination of employment. In addition, the executive will be required to execute a release of claims, releasing all rights and claims against the Company relating to the executive’s employment with the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During fiscal 2004, the Compensation Committee of the Board of Directors (the “Compensation Committee”) consisted of Messrs. Coné and Fowler and Ms. Narodick, each of whom is an independent director within the meaning of the Nasdaq listing standards. Mr. Coné serves as Chair of the Committee. The Compensation Committee establishes performance goals for and reviews the performance of the Company’s Chief Executive Officer, reviews the performance of other executive officers and either reviews and approves or recommends to the Board compensation plans, policies and programs.

General Compensation Policy

Compensation Philosophy. The executive compensation program is designed to attract and retain talented executive officers, to reward achievement of the Company’s short-term and long-term performance goals, to link executive compensation to stockholder interests through equity-based plans, and to motivate executive officers to achieve the Company’s business objectives.

Components of Executive Compensation. During fiscal 2004, compensation for the Company’s executive officers consisted of base salary, cash bonus through participation in the 2004 Executive Incentive Plan, and participation in the Company’s stock-based incentive compensation program, the 2004 Equity Incentive Plan. The Compensation Committee considered each component of the executive officers’ compensation to a competitive market position based on executive compensation surveys, reports from third party compensation specialists and other relevant information. The Company’s executive officers are also eligible to participate in the Company’s 401(k) Plan, the Company Employee Stock Purchase Plan and certain other benefits available generally to employees of the Company.

The Compensation Committee reviews both qualitative and quantitative factors relating to corporate and individual performance. The Compensation Committee neither bases its considerations on any single performance factor nor does it specifically assign relative weights to factors but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other Company executive officers. The Compensation Committee considers the evaluation and recommendations of the Company’s Chief Executive Officer in determining compensation for Executive Officers (other than the Chief Executive Officer).

Cash-Based Compensation

Base Salary. The Compensation Committee determines the base salary of the Chief Executive Officer and reviews and approves base salaries for each of the Company’s other executive officers annually in connection with annual performance reviews. The Compensation Committee determines the salary portion of our executive officers’ compensation annually, including that of our Chief Executive Officer, in part by reference to compensation surveys of other high technology companies that the Company considers as its peers. The survey and initial analysis was provided by an independent company and consulting firm, each of which possesses extensive data and expertise with regard to executive compensation. The Compensation Committee targets base salaries paid to executive officers at levels within the top half of salaries reported in the surveys considered, which is consistent with the Compensation Committee’s objective of attracting and retaining talented executive officers.

Annual Incentive Compensation. The Company’s executive officers are also eligible to earn annual compensation in the form of an incentive bonus under our 2004 Equity Incentive Plan (the “Incentive Plan”). The Company Incentive Plan is intended to reward executive officers and selected senior management for attaining Company-wide performance targets and defined personal performance goals. The Incentive Plan’s objectives are to: drive revenue growth and accountability; drive execution of operating plan and strategic objectives; and motivate the executive officers to contribute to peak performance. These incentive compensation payments are based primarily on Company-wide performance targets, as well as personal performance measured against Company and individual. The bonus is computed as a percentage of base salary, which is established by the Compensation Committee. Minimum thresholds related to corporate bookings, revenue and operating profit must be met before an incentive bonus is paid. If the thresholds are met, the executive officers are then measured on achievement of goals tied to managing the business. The Compensation Committee retains the authority to alter the bonus amounts on the basis of qualitative factors, such as achievement of publicly announced targets, product milestones, strategic goals, cross functional teamwork and collaboration, and unforeseen changes in the economy and/or geopolitical climate, as well as long-term and short-term operating results.

The Company uses stock options to inspire and retain executive officers for the long-term and have also awarded restricted stock in certain circumstances. The Compensation Committee believes that these incentives closely align the officers’ interests with those of stockholders in building share value. Options are typically granted annually, although supplemental options are granted occasionally. All options are subject to vesting provisions to encourage officers to remain employed with the Company. The Company awards executive officer stock options based upon each officer’s relative position, responsibilities and performance over the previous fiscal year and the officer’s anticipated future performance, potential and responsibilities. The Compensation Committee also reviews prior option grants to each executive officer, including the number of shares that continue to be subject to vesting under their respective outstanding options, in setting the size of options to be granted to the executive officers. In addition, the Compensation Committee reviews data compiled by an independent compensation consulting firm on stock options granted by comparable companies based on industry and revenue. Stock options are granted with an exercise price per share equal to the market price of the Company’s common stock on the date of grant.

Chief Executive Officer Compensation

The Compensation Committee uses the same procedures described above for setting the annual salary, bonus and stock awards for Mr. Eckert, the Company’s Chief Executive Officer. Mr. Eckert’s compensation package for fiscal 2004 consisted of $350,000 in base salary on an annualized basis. Mr. Eckert’s bonus was targeted at 60% of his annual salary for 2004. Based upon the Company’s financial performance and performance of his individual objectives, including achieving certain financial metrics, Company-wide systemic goals, customer metrics, sales productivity and strategic development activities. Mr. Eckert earned a cash bonus of $90,550. With respect to equity compensation for 2004, the Compensation Committee granted Mr. Eckert an option to purchase 150,000 shares of the Company’s Common Stock pursuant to the terms of the Company’s Incentive Plan. For fiscal year 2005, Mr. Eckert’s annualized salary shall be $400,000 and his target incentive bonus shall be sixty percent (60%) of his base salary, or $240,000. Further, on May 31, 2005 he received 100,000 shares of restricted stock subject to a three-year vesting period.

Section 162(m) Policy

The Compensation Committee has not adopted a general policy with respect to the application of Section 162(m) of the Internal Revenue Code, which generally imposes an annual corporate deduction limitation for tax computation purposes of $1 million on the compensation of certain Executive Officers. However, pursuant to Section 162(m), the Board has adopted, and the Stockholders have approved, the 2004 Equity Plan, intended to permit compensation from options granted thereunder to be excluded from Section 162(m) limitations.

Respectfully submitted,

The Compensation Committee

John Coné, Chair

Donald E. Fowler

Sally Narodick

Compensation Committee Interlocks and Insider Participation

As noted above, during the fiscal year ended December 31, 2004, the Compensation Committee consisted of Messrs. Coné and Fowler and Ms. Narodick, none of whom is an officer or an employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are oversight, counseling and direction to SumTotal Systems’ management in the best long-term interests of the company and its stockholders. The Audit Committee has been established for the purpose of overseeing SumTotal Systems’ accounting and financial reporting processes and audits of SumTotal Systems’ annual financial statements and internal control over financial reporting.

The Audit Committee is made up solely of independent directors, as defined in the applicable NASDAQ and SEC rules, and it operates under a written charter adopted by the Board. SumTotal Systems intends for the composition of the Audit Committee, and the attributes of its members and its responsibilities, as reflected in its charter, to be in accordance with applicable requirements for corporate audit committees.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of SumTotal Systems’ financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of SumTotal Systems’ financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of SumTotal Systems’ system of internal controls relating, for example, to the reliability and integrity of SumTotal Systems’ financial information and the safeguarding of SumTotal Systems’ assets. KPMG, SumTotal Systems’ independent registered public accounting firm, is responsible for performing an independent audit of SumTotal Systems’ consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on management’s assessment of the effectiveness of SumTotal Systems’ internal control over financial reporting and the effectiveness of SumTotal Systems’ internal control over financial reporting. In accordance with law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace SumTotal Systems’ independent audit firm. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm, nor can the Audit Committee certify that the independent audit firm is indeed “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has an agenda for the year that includes reviewing SumTotal Systems’ financial statements, internal control over financial reporting and audit matters. The Audit Committee meets each quarter with KPMG and management to review SumTotal Systems’ interim financial results before the publication of SumTotal Systems’ quarterly earnings press releases. Management’s and the independent audit firm’s presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent audit firm. In addition, the Audit Committee generally oversees SumTotal Systems’ internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by SumTotal Systems regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by SumTotal Systems’ employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of SumTotal Systems’ internal and independent auditors, including the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation by KPMG of SumTotal Systems’ system of internal control, the quality of the financial reporting, and the process for legal and regulatory compliance. The Audit Committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”).

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of SumTotal Systems’ internal control over financial reporting as of December 31, 2004, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. The Audit Committee has also reviewed and discussed with KPMG its attestation report on management’s assessment of internal control over financial reporting and its review and report on SumTotal Systems’ internal control over financial reporting. SumTotal Systems published these reports in its Annual Report on Form 10-K for the year ended December 31, 2004.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by KPMG. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services, including services related to Section 404, from its independent audit firm. SumTotal Systems obtains these services from other service providers as needed. The Audit Committee has been reducing the scope and amount of permissible non-audit services obtained from KPMG and obtaining other providers for those services. This activity continued in 2004 and will continue in 2005.

The Audit Committee has received the written disclosures and the letter from KPMG required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG their independence.

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2004 with management and KPMG; management represented to the Audit Committee that SumTotal Systems’ consolidated financial statements were prepared in accordance with generally accepted accounting principles; and KPMG represented that their presentations included the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of SumTotal Systems’ accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in SumTotal Systems’ financial statements, including the disclosures related to critical accounting estimates. In reliance on these views and other discussions, and the reports of KPMG, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in SumTotal Systems’ Annual Report on Form 10-K for the year ended December 31, 2004 which SumTotal Systems filed with the SEC on August 1, 2005.

Respectfully submitted,

The Audit Committee

Jack Acosta, Chair

Ali Kutay

Vijay Vashee

PERFORMANCE MEASUREMENT COMPARISON (1)

The graph below compares the cumulative total stockholder return as of December 31 of each year on (1) the common stock of SumTotal Systems with (2) the NASDAQ U.S Stocks Index and (3) the NASDAQ Computer and Data Processing Services Index from December 31, 1998 to December 31, 2004 (assuming the investment of $100 in SumTotal Systems’ common stock and in each of the other indices on December 31, 1998, and reinvestment of all dividends).

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of SumTotal Systems’ common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT (1)

(1)	SumTotal’s stock price as reflected in the graph is the stock price of Click2learn from 1998 through March 18, 2004, and the stock price of SumTotal from March 19, 2004 through December 31, 2004.

The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from the NASDAQ National Market, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into change of control agreements with each of its executive officers and certain other key employees. These are discussed under “Executive Compensation – Change of Control”.

The Company has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

In August, 2005 the name of the Governance Committee was changed to the Governance and Nominating Committee. At that time, the charter of the Governance and Nominating Committee was amended to reflect the name change and also the adoption of the Policy and Procedure for Stockholder Recommendation and Nomination of Director Candidates, such that the third bullet of the charter now includes the underlined portions of the following: “Periodically review, approve, and recommend to the Board appropriate revisions to the Director Selection Guidelines and the Stockholder Recommendation and Nomination of Director Candidates outlined in Exhibit A and B, respectively, to this Charter.” The Policy and Procedure for Stockholder Recommendation and Nomination of Director Candidates was added to the charter as Exhibit B.

ACCOUNTANTS

Fees Paid to Principal Accountants

The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal years 2004 and 2003 (1):

	2004(2)(3)	2003
Audit Fees - the aggregate fees billed for the audit of annual financial statements, review of quarterly financial statements and services normally provided in connection with statutory and regulatory filings or engagements	$455,000	$320,000

Audit Related Fees - the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including conducting mergers and acquisitions due diligence	125,000	76,500

Sarbanes-Oxley Section 404 Related Fees - the aggregate fees billed for assurance and related services that are reasonably related to the performance of Sarbanes-Oxley Section 404 testing	1,500,000	—

Tax Fees - the aggregate fees billed for tax compliance, tax advice and tax planning	—	—

All Other Fees - the aggregate fees billed for other products and services	—	—

Total	$2,080,000	$396,500

(1)	The figures reflect fees paid by Click2learn for fiscal year 2003 and, for fiscal year 2004, fees paid by Click2learn from January 1, 2004 through March 18, 2004 and by SumTotal Systems from March 19, 2004 through December 31, 2004.
(2)	The audit fees for 2004 include $112,000 in fees incurred in 2005 related to the audit of the consolidated balance sheet of SumTotal Systems, Inc. as of December 31, 2004, the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for the year then ended and timely reviews for each 2004 quarter.
(3)	The Sarbanes-Oxley Section 404 related fees for 2004 include $1,293,556 in fees incurred in 2005 related to the audit of internal control over financial reporting as of December 31, 2004.

COMMUNICATING WITH THE COMPANY

If you would like to receive information about the Company, without charge, you may use one of these convenient methods:

1.	To have information such as the Company’s latest Quarterly Earnings Release, Form 10-K, Form 10-Q or Annual Report mailed to you, stockholders residing in the U.S., please call the transfer agent Mellon Investor Services at 1-800-240-0250.

2.	To view the Company’s website on the Internet, use the Company’s Internet address: www.sumtotalsystems.com. The Company’s website includes product, corporate and financial data, as well as recent earnings releases, current stock price, an electronic file of this Proxy Statement and 10-K/10-Q, the Company’s Annual Report to Stockholders, job listings, ethics policies and charters for each committee of the Board. Internet access to this information has the advantage of providing you with up-to-date information about the Company throughout the year.

3.	To reach our Investor Relations representative, please call 650-934-9500.

If you would like to write to us, please send your correspondence to the following address:

SumTotal Systems, Inc.

1808 North Shoreline Blvd.

Mountain View, California 94043

Attn: Investor Relations

DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company Stockholders will be “householding” our proxy materials. A single Annual Report and Proxy Statement will be delivered to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. Once you have received notice from your broker or the Company that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your written request to SumTotal Systems, Inc., Attention: Investor Relations, 1808 North Shoreline Blvd., Mountain View, California 94043, or contact us directly at 650-934-9500.

Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

The Board of Directors hopes that Stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors

/S/ ERIKA ROTTENBERG
Erika Rottenberg Senior Vice President, General Counsel and Secretary

September 2, 2005

SumTotal Systems, Inc.

Annual Meeting of Stockholders—September 23, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of SumTotal Systems, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 2, 2005 and hereby appoints Neil Laird and Erika Rottenberg, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 1808 North Shoreline Boulevard, Mountain View, CA 94043 on September 23, 2005 at 10:00 AM, and any adjournments or postponements thereof, and to vote all shares of common stock the undersigned would be entitled to vote if then and there personally present at the meeting, on the matters set forth on the reverse side and in their discretion upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

(Continued, and to be marked, dated and signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your SumTotal Systems, Inc. account online.

Access your SumTotal Systems, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for SumTotal Systems, Inc., now makes it easy and convenient to get current information on your stockholder account.

View account status View certificate history View book-entry information

View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

The Corporate Governance and Nominating Committee of the Board of Directors recommends a vote for the nominees for Director listed below in Proposal 1.

1. Election of Directors:

Nominees:

01 Jack Acosta

02 Vijay Vashee

FOR BOTH WITHHOLD NOMINEES AUTHORITY

(except as marked to the vote for both the contrary below) nominees

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

INSTRUCTION: To withhold authority to vote for either nominee, write that nominee’s name in the space provided below.

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/sumt

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.